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              [THE CORPORATE EXECUTIVE BOARD COMPANY LETTERHEAD]


                                                                   Exhibit 10.37

December 28, 1998

Mr. James J. McGonigle
Chief Executive Officer
The Corporate Executive Board Company
The Watergate, 8th Floor
600 New Hampshire Avenue, N.W.
Washington, D.C.  20037

Dear Jay:

This letter sets forth the terms of the special 1998 bonus, as we have agreed, effective today. They are as follows:

     . $100,000 bonus to each of the 24 most senior people in the Corporate
       Executive Board Company.  See attached list.

     . Payable the earlier of the date of an initial public offering or December
       31, 1999.

     . If paid at the date of an initial public offering, payable 60% in stock, 40% in cash. Consistent with our Underwriters' lock-up agreement, stock granted must be held by participants for at least six months. Participants receiving stock will be required to execute any documents reasonably required by the Company.

     . If not paid in conjunction with an initial public offering, then payable
       100% in cash.

     . No employment requirements or other conditions imposed on participants other than those set forth herein.

Please review these terms and indicate your acceptance below.

Sincerely,
/s/ David G. Bradley
David G. Bradley

/s/ James J. McGonigle
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James J. McGonigle, CEO

/s/ Rusty Siebert
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Rusty Siebert, Chairman

/s/ David G. Bradley
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David G. Bradley, Stockholder
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Participants
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1998 Corporate Executive Board Special Bonus Award
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Amoruso, P.
Baker, J.
Buer, P.
Capoor, V.
Chang, S.
DeConti, C.
Freire, P.
Gess, J.
Giammo, L.
Kostoff, M.
Lauer, P.
McGonigle, J.
McKinnon, W.
Miller, C.
Monahan, T.
Olson, M.
Smith, E.
Sorkin, J.
Stauch, U.
Sweeney, J.
Van Bever, D.
Walinsky, C.
Ward, P.
Winslow, S.